UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 16, 2024
Date of Report
(Date of earliest event reported)
AGCO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway
Duluth, Georgia 30096
(Address of principal executive offices, including Zip Code)
770 813-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2024, AGCO Corporation (the “Company”) reported that Indira Agarwal was appointed Vice President and Chief Accounting Officer of the Company, effective June 17, 2024 (the “Effective Date”). Ms. Agarwal, age 48, will also serve as Principal Accounting Officer of the Company beginning on the Effective Date, succeeding Damon Audia who has served in that role since September 2023. Mr. Audia will continue to serve in his role as Senior Vice President and Chief Financial Officer. Ms. Agarwal joins the Company from HF Sinclair Corporation where she served as Vice President, Chief Accounting Officer and Controller since May 2020 and Director, Consolidations and SEC Reporting from April 2018 to May 2020. Prior to such time, Ms. Agarwal held roles of increasing responsibility at Cardtronics, Inc. and at Direct Energy.

Under the terms of Ms. Agarwal’s compensation arrangement, she will receive a base salary, and customary incentive compensation and other benefits. Ms. Agarwal’s compensation arrangement also contains customary non-compete, non-solicitation and confidentiality provisions and severance benefits in connection with a termination by the Company without “cause” or by Ms. Agarwal for “good reason.” The amount of the severance benefits depends on whether the termination involved a change of control.

Neither Ms. Agarwal nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K; nor is Ms. Agarwal a party to any arrangement or understanding under which she was selected to serve as an officer.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Damon Audia
Damon Audia Senior Vice President and Chief Financial Officer

Dated: May 16, 2024